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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference of our firm under the caption "Experts" in the Form S-4 Registration Statement (File No. 33-61961) as an exhibit (i) to a Form 8-K of Exide and (ii) to the incorporation by reference of such Form 8-K, including our report, in a Form S-3 Registration Statement (File No. 33-62295) of Exide Corporation dated September 1995 with respect to the consolidated financial statements of Compagnie Europeenne d'Accumulateurs, S.A. and its Subsidiaries as of December 31, 1994 and for the year then ended, included in Exide Corporation's Current Report (Form 8-K/A) dated July 31, 1995, filed with the Securities and Exchange Commission.

                                         ERNST & YOUNG Audit

                                          Represented by
                                          John MACKEY

Paris, France
September 28, 1995